Westfield Financial, Inc. Reports Results for the Quarter and Year Ended December 31, 2013 and Declares Quarterly Dividend

WESTFIELD, Mass., Jan. 29, 2014 /PRNewswire/ -- Westfield Financial, Inc. (the "Company") (NasdaqGS:WFD), the holding company for Westfield Bank (the "Bank"), reported net income of $1.8 million, or $0.09 per diluted share, for the quarter ended December 31, 2013, compared to $1.6 million, or $0.07 per diluted share, for the quarter ended December 31, 2012, which represents a 16.4% increase in net income over the fourth quarter 2012.

(Logo: http://photos.prnewswire.com/prnh/20131023/NE02815LOGO)

For the year ended December 31, 2013, net income was $6.8 million, or $0.34 per diluted share, compared to $6.3 million, or $0.26 per diluted share, for the same period in 2012, which represents an 8.0% increase in net income over the same period in 2012.

Selected financial highlights for the fourth quarter and year ended 2013 include:

  Total loans increased $42.5 million, or 7.1%, at December 31, 2013 compared to December 31, 2012.   This was primarily due to increases in commercial real estate loans of $18.7 million, commercial and industrial loans of $9.5 million, and residential loans of $14.4 million.  On a sequential-quarter basis, total loans increased $17.2 million, or 2.8%, to $637.4 million for the fourth quarter 2013.  This was primarily due to increases in commercial and industrial loans of $9.2 million and commercial real estate loans of $7.1 million.
  Net interest and dividend income increased $300,000 to $30.7 million for the year ended December 31, 2013, as compared to $30.4 million for the same period in 2012.  On a sequential-quarter basis, net interest and dividend income decreased $221,000 to $7.6 million for the quarter ended December 31, 2013, as compared to $7.8 million for the quarter ended September 30, 2013.  The decrease in the fourth quarter 2013 was primarily the result of a decrease in interest-earning assets.   In executing our strategy to improve the balance sheet mix, a timing difference occurred between decreasing the securities portfolio in the third quarter 2013 and growing commercial loans, which primarily occurred at the end of the fourth quarter 2013.  As a result, the average balance of loans was $619.2 million for the fourth quarter 2013, yet the ending balance was $637.4 million at December 31, 2013.
  The net interest margin for the quarter ended December 31, 2013 increased 10 basis points to 2.57%, as compared to 2.47% for the fourth quarter of 2012. On a sequential-quarter basis, the net interest margin decreased 5 basis points to 2.57% for the quarter ended December 31, 2013, as compared to 2.62% for the quarter ended September 30, 2013 primarily as a result of lower average interest-earning assets as described above.
  Noninterest expense decreased $581,000 to $26.6 million for the year ended December 31, 2013, compared to $27.2 million for the same period in 2012.  On a sequential-quarter basis, noninterest expense decreased $363,000 to $6.5 million for the quarter ended December 31, 2013, as compared to $6.9 million for the quarter ended September 30, 2013.

President and CEO, James C. Hagan, stated, "I am pleased with our performance for both the quarter and the year ended 2013. This demonstrates our on-going commitment to prudently managing our noninterest expense and accentuates our strategy to grow commercial loans organically in our existing footprint. As previously announced, we also hired a seasoned commercial lender in the fourth quarter, which will help deepen our presence in the northern Connecticut market. We are also very excited about our newest initiative, the introduction of wealth management services, which is a new source of fee income."

Income Statement Discussion and Analysis

Net interest and dividend income was relatively unchanged at $7.6 million for both the quarters ended December 31, 2013 and 2012. The net interest margin increased 10 basis points to 2.57% for the quarter ended December 31, 2013, compared to 2.47% for the quarter ended December 31, 2012. The cost of average interest-bearing liabilities decreased 20 basis points, driven by the prepayment of long term debt, and was partially offset by a slight decrease of 3 basis points in the yield on average interest-earning assets.

Net interest and dividend income increased $300,000 to $30.7 million for the year ended December 31, 2013, as compared to $30.4 million for the same period in 2012. The net interest margin for the year ended December 31, 2013 increased 5 basis points to 2.58%, as compared to 2.53% for the same period in 2012. The increase in net interest income was primarily due to a 26 basis point decrease in the cost of average interest-bearing liabilities, driven by the prepayment of long term debt, and was partially offset by a 12 basis point decrease in the yield on average interest-earning assets.

Net gains on sales of securities were $330,000 for the fourth quarter 2013, compared to $1.1 million for the same period in 2012. The objective of the sales in the fourth quarter 2013 was to reduce the overall duration of the securities portfolio. The quarter ended December 31, 2012 also included a prepayment expense of $1.0 million associated with the payoff of long term debt, compared to none in the same period in 2013.

Noninterest expense decreased $258,000 for the quarter ended December 31, 2013 to $6.5 million, compared to the same period in 2012. This was primarily due to a decrease in salaries and benefits of $164,000 primarily due to the completion of vesting of certain stock-based compensation in the fourth quarter 2012. The efficiency ratio, excluding non-core items, was 75.3% for the fourth quarter 2013, compared to 75.7% for the same period in 2012.

Noninterest expense decreased $581,000 to $26.6 million for the year ended December 31, 2013, compared to $27.2 million for the same period in 2012. Salaries and benefits decreased $1.1 million to $15.5 million for the year ended December 31, 2013, primarily due to the completion of vesting of certain stock-based compensation in the fourth quarter 2012. This was partially offset by an increase in data processing expense of $234,000 due to increased use of technology in customer delivery channels and general bank operations. The efficiency ratio, excluding non-core items, improved to 76.8% for year ended December 31, 2013, compared to 78.8% for the same period in 2012.

Balance Sheet Growth

Securities decreased by $3.8 million, or 0.7%, to $553.8 million at December 31, 2013, compared to $557.6 million at September 30, 2013. Securities decreased $82.0 million, or 12.9%, at December 31, 2013, compared to $635.8 million at December 31, 2012. Cash flow from the securities portfolio was primarily used to fund loan originations, stock repurchases and to pay off borrowings.

Total loans increased $17.2 million, or 2.8%, to $637.4 million compared to September 30, 2013. This was primarily due to an increase in commercial and industrial loans of $9.2 million to $135.6 million and an increase in commercial real estate loans of $7.1 million to $264.5 million. Total loans increased $42.5 million, or 7.1%, at December 31, 2013 compared to December 31, 2012. This was primarily due to increases in commercial real estate loans of $18.7 million, commercial and industrial loans of $9.5 million and residential loans of $14.4 million.

Total deposits increased $23.6 million, or 3.0%, to $817.1 million at December 31, 2013, compared to $793.5 million at September 30, 2013. This was primarily due to increases in checking accounts of $20.8 million and term accounts of $6.2 million. This was partially offset by decreases in savings and money market accounts of $3.4 million. Total deposits increased $63.7 million, or 8.5%, at December 31, 2013, compared to $753.4 million at December 31, 2012, primarily due to increases of $36.3 million in money market accounts, $22.6 million in checking accounts and $15.4 million in term accounts.

Shareholders' equity was $154.1 million at December 31, 2013 and $156.9 million at September 30, 2013, which represented 12.1% and 12.3% of total assets, respectively. The decrease in shareholders' equity during the quarter reflects the repurchase of 595,477 shares of common stock for $4.4 million and the payment of a quarterly dividend of $1.2 million. This was partially offset by net income of $1.8 million for the quarter ended December 31, 2013.

On September 17, 2013, the Board of Directors authorized a stock repurchase program under which the Company may purchase up to 1,037,000 shares, or 5% of its outstanding common stock. As of December 31, 2013, the Company had repurchased 603,046 shares of its common stock at a cost of $4.5 million pursuant to this repurchase program.

Credit Quality

The allowance for loan losses was $7.5 million at December 31, 2013, $7.3 million at September 30, 2013 and $7.8 million at December 31, 2012, representing 1.17%, 1.18% and 1.31% of total loans, respectively. This represents 288.4%, 249.3% and 259.0% of nonperforming loans at December 31, 2013, September 30, 2013 and December 31, 2012, respectively.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	December 31,	September 30,	December 31,
	2013	2013	2012
	(In thousands)

Balance, beginning of period	$ 7,311	$ 7,473	$ 8,176
Provision (credit)	120	(71)	-
Charge-offs	(5)	(116)	(399)
Recoveries	33	25	17
Balance, end of period	$ 7,459	$ 7,311	$ 7,794

During the fourth quarter of 2013, nonperforming loans decreased $347,000 to $2.6 million, representing 0.41% of total loans at December 31, 2013. Loans delinquent 30 – 89 days were $3.5 million at December 31, 2013, and $1.9 million September 30, 2013. There are no loans 90 or more days past due and still accruing interest.

Declaration of Quarterly Dividend

The Board of Directors approved the declaration of a quarterly cash dividend of $0.06 per share. The dividend is payable on February 20, 2014, to all shareholders of record on February 6, 2014.

About Westfield Financial, Inc.

Westfield Financial, Inc., with total assets of $1.3 billion at December 31, 2013, is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Westfield Financial and its subsidiaries are headquartered in Westfield, Massachusetts and operate through 11 banking offices located in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts and one banking office in Granby, Connecticut. To learn more, visit our website at www.westfieldbank.com.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, and in subsequent filings with the Securities and Exchange Commission. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES Consolidated Statements of Income and Other Data (Dollars in thousands, except share and per share data) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
INTEREST AND DIVIDEND INCOME:
Loans	$ 6,458	$ 6,369	$ 25,408	$ 25,603
Securities	3,594	4,228	15,521	17,399
Other investments - at cost	33	23	93	94
Federal funds sold, interest-bearing deposits and other short-term investments	4	6	9	8
Total interest and dividend income	10,089	10,626	41,031	43,104

INTEREST EXPENSE:
Deposits	1,358	1,478	5,525	6,142
Long-term debt	1,051	1,534	4,591	6,406
Short-term borrowings	73	20	174	115
Total interest expense	2,482	3,032	10,290	12,663

Net interest and dividend income	7,607	7,594	30,741	30,441

PROVISION (CREDIT) FOR LOAN LOSSES	120	-	(256)	698

Net interest and dividend income after provision for loan losses	7,487	7,594	30,997	29,743

NONINTEREST INCOME:
Service charges and fees	625	933	2,404	2,581
Income from bank-owned life insurance	388	387	1,549	1,519
Gain on bank-owned life insurance death benefit	-	-	563	-
Loss on prepayment of borrowings	-	(1,017)	(3,370)	(1,017)
Gain on sales of securities, net	330	1,051	3,126	2,907
Total noninterest income	1,343	1,354	4,272	5,990

NONINTEREST EXPENSE:
Salaries and employees benefits	3,774	3,938	15,458	16,530
Occupancy	731	703	2,898	2,775
Data processing	586	511	2,340	2,106
Professional fees	497	470	2,033	1,872
OREO expense	-	189	22	237
FDIC insurance	162	161	655	611
Other	738	774	3,236	3,092
Total noninterest expense	6,488	6,746	26,642	27,223

INCOME BEFORE INCOME TAXES	2,342	2,202	8,627	8,510

INCOME TAX PROVISION	533	648	1,871	2,256
NET INCOME	$ 1,809	$ 1,554	$ 6,756	$ 6,254

Basic earnings per share	$ 0.09	$ 0.07	$ 0.34	$ 0.26
Weighted average shares outstanding	19,379,466	23,041,733	20,079,251	24,501,951
Diluted earnings per share	$ 0.09	$ 0.07	$ 0.34	$ 0.26
Weighted average diluted shares outstanding	19,379,466	23,041,733	20,079,265	24,519,515

Other Data:
Return on average assets (1)	0.57%	0.47%	0.53%	0.48%
Return on average equity (1)	4.61%	3.09%	4.04%	2.97%
Efficiency ratio (2)	75.27%	75.68%	76.79%	78.81%
Net interest margin	2.57%	2.47%	2.58%	2.53%
(1) Three month results have been annualized.

(2)   The efficiency ratio represents the ratio of operating expenses divided by the sum of net interest and dividend income and noninterest income, excluding gain and loss on sale of securities, gain on bank-owned life insurance death benefit and loss on prepayment of borrowings.

	WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES Consolidated Statements of Income and Other Data (Dollars in thousands, except share and per share data) (Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
INTEREST AND DIVIDEND INCOME:
Loans	$ 6,458	$ 6,371	$ 6,307	$ 6,271	$ 6,369
Securities	3,594	3,954	3,917	4,057	4,228
Other investments – at cost	33	20	21	19	23
Federal funds sold, interest-bearing deposits and other short-term investments	4	3	1	2	6
Total interest and dividend income	10,089	10,348	10,246	10,349	10,626
INTEREST EXPENSE:
Deposits	1,358	1,390	1,390	1,387	1,478
Long-term debt	1,051	1,094	1,188	1,258	1,534
Short-term borrowings	73	36	31	34	20
Total interest expense	2,482	2,520	2,609	2,679	3,032
Net interest and dividend income	7,607	7,828	7,637	7,670	7,594
PROVISION (CREDIT) FOR LOAN LOSSES	120	(71)	(70)	(235)	-
Net interest and dividend income after provision for loan losses	7,487	7,899	7,707	7,905	7,594

NONINTEREST INCOME:
Service charges and fees	625	615	594	572	933
Income from bank-owned life insurance	388	388	387	385	387
Gain on bank-owned life insurance death benefit	-	-	563	-	-
Loss on prepayment of borrowings	-	(540)	(1,404)	(1,426)	(1,017)
Gain on sales of securities, net	330	546	823	1,427	1,051
Total noninterest income	1,343	1,009	963	958	1,354

NONINTEREST EXPENSE:
Salaries and employees benefits	3,774	4,059	3,817	3,808	3,938
Occupancy	731	733	730	705	703
Data processing	586	602	602	526	511
Professional fees	497	499	527	510	470
OREO expense	-	-	-	22	189
FDIC insurance	162	169	163	161	161
Other	738	789	950	783	774
Total noninterest expense	6,488	6,851	6,789	6,515	6,746
INCOME BEFORE INCOME TAXES	2,342	2,057	1,881	2,348	2,202

INCOME TAX PROVISION	533	476	297	566	648
NET INCOME	$ 1,809	$ 1,581	$ 1,584	$ 1,782	$ 1,554

Basic earnings per share	$ 0.09	$ 0.08	$ 0 .08	$ 0.08	$ 0.07
Weighted average shares outstanding	19,379,466	19,583,632	20,276,261	21,102,021	23,041,733
Diluted earnings per share	$ 0.09	$ 0.08	$ 0.08	$ 0.08	$ 0.07
Weighted average diluted shares outstanding	19,379,466	19,583,632	20,276,261	21,102,075	23,041,733

Other Data:
Return on average assets (1)	0.57%	0.49%	0.49%	0.56%	0.47%
Return on average equity (1)	4.61%	3.96%	3.66%	3.97%	3.09%
Efficiency Ratio (2)	75.27	77.58	78.78	75.52	75.68
Net interest margin	2.57%	2.62%	2.55%	2.59%	2.47%
	(1) Three month results have been annualized.

(2)   The efficiency ratio represents the ratio of operating expenses divided by the sum of net interest and dividend income and noninterest income, excluding gain and loss on sale of securities, gain on bank-owned life insurance death benefit and loss on prepayment of borrowings.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES Consolidated Balance Sheets and Other Data (Dollars in thousands, except per share data) (Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Cash and cash equivalents	$ 19,742	$ 28,418	$ 15,706	$ 19,183	$ 11,761
Securities available for sale, at fair value	243,204	242,957	417,053	616,155	621,507
Securities held to maturity, at cost	295,013	298,988	173,982	-	-
Federal Home Loan Bank of Boston and other restricted stock - at cost	15,631	15,631	15,629	15,242	14,269

Loans	637,427	620,154	606,605	596,264	594,918
Allowance for loan losses	7,459	7,311	7,473	7,565	7,794
Net loans	629,968	612,843	599,132	588,699	587,124

Bank-owned life insurance	47,179	46,791	46,403	46,607	46,222
Other real estate owned	-	-	-	-	964
Other assets	26,104	25,703	25,730	20,967	19,615
TOTAL ASSETS	$ 1,276,841	$ 1,271,331	$ 1,293,635	$ 1,306,853	$ 1,301,462

Total deposits	$ 817,112	$ 793,510	$ 782,682	$ 772,196	$ 753,413
Short-term borrowings	48,197	61,784	69,972	55,827	69,934
Long-term debt	248,377	248,184	269,991	289,600	278,861
Securities pending settlement	299	-	-	-	-
Other liabilities	8,712	10,954	10,573	10,250	10,067
TOTAL LIABILITIES	1,122,697	1,114,432	1,133,218	1,127,873	1,112,275

TOTAL SHAREHOLDERS' EQUITY	154,144	156,899	160,417	178,980	189,187

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,276,841	$ 1,271,331	$ 1,293,635	$ 1,306,853	$ 1,301,462

Book value per share	$ 7.65	$ 7.57	$ 7.73	$ 8.17	$ 8.28

Other Data:
30- 89 day delinquent loans	$ 3,459	$ 1,860	$ 1,438	$ 1,919	$ 1,162
Nonperforming loans	2,586	2,933	3,272	2,957	3,009
Nonperforming loans as a percentage of total loans	0.41%	0.47%	0.54%	0.50%	0.51%
Nonperforming assets as a percentage of total assets	0.20%	0.23%	0.25%	0.23%	0.31%
Allowance for loan losses as a percentage of nonperforming loans	288.44%	249.27%	228.39%	255.83%	259.02%
Allowance for loan losses as a percentage of total loans	1.17%	1.18%	1.23%	1.27%	1.31%

The following tables set forth the information relating to our average balances and net interest income for the three months ended December 31, 2013, September 30, 2013, and December 31, 2012, and the year ended December 31, 2013 and 2012, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	December 31, 2013			September 30, 2013			December 31, 2012
	Average		Avg Yield/	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$ 619,240	$ 6,495	4.20%	$ 609,876	$ 6,409	4.20%	$ 585,026	$ 6,408	4.38%
Securities(2)	541,370	3,719	2.75	573,955	4,077	2.84	642,554	4,396	2.74
Other investments - at cost	17,537	19	0.43	17,537	20	0.46	15,929	23	0.58
Short-term investments(3)	18,383	4	0.09	9,373	3	0.13	13,330	6	0.19
Total interest-earning assets	1,196,530	10,237	3.42	1,210,741	10,509	3.47	1,256,839	10,833	3.45
Total noninterest-earning assets	73,528			73,123			62,744
Total assets	$ 1,270,058			$ 1,283,864			$ 1,319,583

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$ 44,521	29	0.26	$45,756	34	0.30	$ 56,089	46	0.33
Savings accounts	82,535	21	0.10	85,960	26	0.12	92,432	38	0.16
Money market accounts	207,801	199	0.38	206,674	206	0.40	177,358	189	0.43
Time certificates of deposit	338,272	1,109	1.31	330,222	1,124	1.36	323,952	1,205	1.49
Total interest-bearing deposits	673,129	1,358		668,612	1,390		649,831	1,478
Short-term borrowings and long-term debt	304,403	1,124	1.48	326,785	1,130	1.38	345,033	1,554	1.80
Interest-bearing liabilities	977,532	2,482	1.02	995,397	2,520	1.01	994,864	3,032	1.22
Noninterest-bearing deposits	125,959			119,462			112,139
Other noninterest-bearing liabilities	10,762			10,676			12,732
Total noninterest-bearing liabilities	136,721			130,138			124,871

Total liabilities	1,114,253			1,125,535			1,119,735
Total equity	155,805			158,329			199,848
Total liabilities and equity	$ 1,270,058			$ 1,283,864			$ 1,319,583
Less: Tax-equivalent adjustment(2)		(148)			(161)			(207)
Net interest and dividend income		$ 7,607			$ 7,828			$ 7,594
Net interest rate spread(4)			2.40%			2.46%			2.23%
Net interest margin(5)			2.57%			2.62%			2.47%
Ratio of average interest-earning
assets to average interest-bearing liabilities			122.40			121.63			126.33

(1) Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.

(2)    Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.

(3) Short-term investments include federal funds sold.
(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5) Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

	Year Ended December 31,
	2013			2012
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$ 604,732	$ 25,558	4.23%	$ 573,642	$ 25,762	4.49%
Securities(2)	584,029	16,027	2.74	638,467	18,110	2.84
Other investments - at cost	17,258	93	0.54	15,287	94	0.61
Short-term investments(3)	9,790	9	0.09	11,074	8	0.07
Total interest-earning assets	1,215,809	41,687	3.43	1,238,470	43,974	3.55
Total noninterest-earning assets	69,753			64,629

Total assets	$ 1,285,562			$ 1,303,099

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking	$ 46,982	134	0.29	$ 61,277	266	0.43
Savings accounts	87,535	119	0.14	95,129	186	0.20
Money market accounts	196,265	763	0.39	170,171	807	0.47
Time certificates of deposit	330,510	4,509	1.36	318,000	4,883	1.54
Total interest-bearing deposits	661,292	5,525		644,577	6,142
Short-term borrowings and long-term debt	327,783	4,765	1.45	332,129	6,521	1.96
Interest-bearing liabilities	989,075	10,290	1.04	976,706	12,663	1.30
Noninterest-bearing deposits	118,749			104,454
Other noninterest-bearing liabilities	10,373			11,179
Total noninterest-bearing liabilities	129,122			115,633

Total liabilities	1,118,197			1,092,339
Total equity	167,365			210,760
Total liabilities and equity	$ 1,285,562			$ 1,303,099
Less: Tax-equivalent adjustment(2)		(656)			(870)
Net interest and dividend income		$ 30,741			$ 30,441
Net interest rate spread(4)			2.39%			2.24%
Net interest margin(5)			2.58%			2.53%
Ratio of average interest-earning
assets to average interest-bearing liabilities			122.92			126.80

(1) Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.

(2)    Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.

(3) Short-term investments include federal funds sold.
(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5) Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

CONTACT: James C. Hagan, President & CEO / Leo R. Sagan, Jr., CFO / Meghan Hibner, VP Investor Relations Officer, 413-568-1911